UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

This 8-K/A amends the Form 8-K filed by MGI PHARMA, INC, (the “Company”) on September 10, 2004 (the “September 8-K”) announcing the completion of the acquisition of Zycos, Inc. (“Zycos”) and the Form 8-K filed by the Company on October 1, 2004 (the “October 8-K”) announcing the completion of the acquisition of Aesgen, Inc. (“Aesgen”). The purpose of this Form 8-K/A is to file (i) the audited consolidated financial statements of Zycos as of and for the year ended December 31, 2003 as part of the September 8-K, and (ii) the Company’s unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003, which pro forma statements reflect the acquisitions of both Zycos and Aesgen by the Company, as part of both the September 8-K and the October 8-K.

Section 9– Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of the business acquired.

The audited consolidated financial statements of Zycos and subsidiaries as of and for the year ended December 31, 2003 and unaudited consolidated financial statements of Zycos and subsidiaries as of and for the six months ended June 30, 2004 are included as Exhibit 99.1 and incorporated herein by reference. Pursuant to Rule 3-05(b)(2)(ii) of Regulation S-X, audited financial statements of Zycos are required for only the most recent fiscal year.

The audited financial statements for Aesgen will be filed in an amendment to the October 8-K no later than December 14, 2004.

(b) Pro forma financial information.

The following pro forma financial statements of the Company appear below:

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2004.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2003.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

MGI PHARMA, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 were prepared to illustrate the estimated effects of the acquisitions of Zycos and Aesgen. The unaudited pro forma condensed combined statements of operations assume the acquisitions occurred January 1, 2003. The statements are derived from the audited financial statements of the Company for the year ended December 31, 2003 and the unaudited financial statements of the Company for the nine months ended September 30, 2004. The unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of the Company, including the notes thereto, appearing in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 and in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2004 as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined statements of operations have been prepared on the basis of the assumptions described in the notes thereto, including assumptions related to the allocation of the total purchase price to the assets and liabilities of Zycos and Aesgen based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions. The unaudited pro forma information does not purport to be indicative of the results of operations that would have been reported had the events occurred on the date indicated, nor does it purport to be indicative of the results of operations that may be achieved in the future.

The pro forma condensed combined balance sheet as of September 30, 2004 is not presented because the transactions were reflected in the consolidated balance sheet of the Company as of September 30, 2004.

(1) Acquisitions

Zycos: On September 3, 2004, Zycos Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company merged with and into Zycos Inc., a Delaware corporation (“Zycos”), with Zycos surviving as a wholly owned subsidiary of the Company. Through the merger, the Company acquired all of the ownership interests in Zycos from its securityholders. Zycos was a privately held, development stage company that focused on the creation and development of oncology and antiviral products. The transaction has been accounted for as a purchase of a development stage enterprise. Commencing September 3, 2004, the results of Zycos operations have been included in the condensed consolidated financial statements of the Company.

As consideration for the acquisition of all ownership interests in Zycos we paid $50 million in cash. In addition, we incurred $2.3 million in transaction fees, including legal, valuation, investment banking and accounting fees.

The following table summarizes the preliminary purchase price of the Zycos acquisition:

Cash consideration	$50,000,000
Transaction costs	2,305,141

Total	$52,305,141

The preliminary purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The determination of estimated fair value requires management to make significant estimates and assumptions. We hired an independent third party to assist in the valuation of assets that were difficult to value. Although we do not anticipate any significant adjustments, to the extent that our estimates used in the purchase accounting need to be refined, we will do so upon making that determination but not later than one year from the date of acquisition. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed as of the acquisition date:

Current assets, principally cash and cash equivalents	$976,704
Property, plant and equipment	150,129
Restricted cash	600,000
In-process research and development	51,394,066
Intangible – acquired workforce	313,000
Other assets	9,714
Current liabilities	(811,145)
Deferred revenue	(20,259)
Other liabilities	(307,068)

Total preliminary purchase price	$52,305,141

The acquired in-process research and development (IPR&D) represents product candidate compounds currently under development that have not yet achieved regulatory approval for marketing and have no alternative future use. Accordingly, the $51.4 million allocated to IPR&D was immediately expensed in the condensed consolidated statement of operations for the nine months ended September 30, 2004. This charge is not deductible for tax purposes. The estimated fair value of these intangible assets was derived using a valuation from an independent third party. Zycos’ lead compound (“ZYC 101a”) for the treatment of cervical dysplasia represents approximately 90% of the estimated fair value of the IPR&D.

There are several methods that can be used to determine the estimated fair value of the acquired IPR&D. We utilized the “income method,” which applies a probability weighting to the estimated future net cash flows that are derived from projected sales revenues and estimated costs. These projections are based on factors such as relevant market size, patent protection, historical pricing of similar products, and expected industry trends. The estimated future net cash flows are then discounted to the present value using an appropriate discount rate that incorporates the weighted cost of capital relative to the industry and the Company as well as product specific risks associated with the acquired IPR&D products. Product specific risk factors included the product’s phase of development, likelihood of success, clinical data, target product profile and development plan. These cash flows were then discounted to a present value using a discount rate of approximately 28%. The Company believes the assumptions used in the valuation are reasonable at the time of the acquisition.

The major risks and uncertainties associated with the timely and successful completion of these projects consist of the ability to confirm the safety and efficacy of the technology based on the data from clinical trials and obtaining necessary regulatory approvals. In addition, no assurance can be given that the underlying assumptions used to forecast the cash flows or the timely and successful completion of such projects will materialize, as estimated. For these reasons, among others, actual results may vary significantly from the estimated results.

Acquired workforce is recognized as an identifiable and separate intangible asset in the case of an asset purchase where no goodwill will be recognized. The $313,000 assigned to acquired workforce was estimated using the cost approach and is being amortized over a four year period.

Aesgen: On September 28, 2004, MGIP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, merged with and into Aesgen, Inc., a Delaware corporation (“Aesgen”), with Aesgen surviving as a wholly owned subsidiary of the Company. Aesgen was a privately held company focused on treating side effects associated with cancer treatments. Aesgen’s lead product, SaforisTM oral suspension, is a phase 3 product candidate in development for treatment of oral mucositis. The transaction has been accounted for as a purchase business combination per FAS 141, Business Combinations. Commencing September 28, 2004, the results of Aesgen’s operations have been included in the condensed consolidated financial statements of the Company.

As consideration for all of the ownership interests in Aesgen, we paid $32 million in cash at the closing. In addition, we assumed $1.1 million in liabilities and incurred $1.8 million in transaction fees, including legal, valuation and accounting fees.

The following is a summary of potential contingent consideration:

•	$33 million to Aesgen’s former securityholders upon FDA approval of Aesgen’s lead product currently known as “Saforis”,

•	$25 million in the event that net sales of Aesgen products containing L-Glutamine, including Saforis oral suspension, exceed $50 million in the second year after commercial launch of Saforis oral suspension,

•	After aggregate net sales of Saforis oral suspension exceed $50 million, the Company will also be obligated to pay Aesgen’s former securityholders a 5% royalty on net sales of Saforis oral suspension through the end of the ten-year period commencing upon commercial launch of Saforis oral suspension.

No contingent consideration was paid or was payable as of September 30, 2004.

The following table summarizes the preliminary purchase price of the Aesgen acquisition:

Cash consideration	$32,000,000
Liabilities assumed	1,152,029
Transaction costs	1,766,873

Total preliminary purchase price	$34,918,902

The preliminary purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the fair values of the assets and liabilities over the purchase price amounted to $1 million and was allocated to negative goodwill. In accordance with FAS 141, in a business combination with contingent consideration, the lesser of the maximum amount of contingent consideration or the total amount of negative goodwill should be recognized as a liability. In this case, negative goodwill is less than the maximum amount of contingent consideration and as a result, the $1 million is recognized as a long-term liability. The determination of estimated fair value requires management to make significant estimates and assumptions. We hired an independent third party to assist in the valuation of assets that were difficult to value. Although we do not anticipate any significant adjustments, to the extent that our estimates used in the purchase accounting need to be refined, we will do so upon making that determination but not later than one year from the date of acquisition. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed as of the acquisition date:

Cash and cash equivalents	$332,698
Receivables	2,134,233
Property, plant and equipment	26,808
In-process research and development	31,700,000
Intangible – product rights	3,600,000
Other assets	45,050
Current liabilities	(1,905,408)
Long-term liability (negative goodwill)	(1,014,479)

Total	$34,918,902

The acquired in-process research and development (IPR&D) represents product candidate compounds currently under development that have not yet achieved regulatory approval for marketing and have no alternative future use. Accordingly, the $31.7 million allocated to IPR&D was immediately expensed in the condensed consolidated statements of operations for the nine months ended September 30, 2004. This charge is not deductible for tax purposes. The estimated fair value of these intangible assets was derived using a valuation from an independent third party. Aesgen’s lead product (Saforis oral suspension), a product candidate in development for treatment of oral mucositis, represents 100% of the estimated fair value of the IPR&D.

There are several methods that can be used to determine the estimated fair value of the acquired IPR&D. We utilized the “income method,” which applies a probability weighting to the estimated future net cash flows that are derived from projected sales revenues and estimated costs. These projections are based on factors such as relevant market size, patent protection, historical pricing of similar products, and expected industry trends. The estimated future net cash flows are then discounted to the present value using an appropriate discount rate that incorporates the weighted cost of capital relative to the industry and the Company as well as product specific risks associated with the acquired IPR&D products. Product specific risk factors included the product’s phase of development, likelihood of success, clinical data, target product profile and development plan. These cash flows were then discounted to a present value using a discount rate of approximately 20%. The Company believes the assumptions used in the valuation are reasonable at the time of the acquisition.

The major risks and uncertainties associated with the timely and successful completion of these projects consist of the ability to confirm the safety and efficacy of the technology based on the data from clinical trials and obtaining necessary regulatory approvals. In addition, no assurance can be given that the underlying assumptions used to forecast the cash flows or the timely and successful completion of such projects will materialize, as estimated. For these reasons, among others, actual results may vary significantly from the estimated results.

Acquired identifiable intangible assets relate to product rights for calcitriol and pamidronate. Both products have demonstrated technical and commercial viability and have contracts which result in royalty revenue. The income method was used to determine a fair value of $3.6 million for the product rights. The product rights will be amortized over the remaining contract period of approximately 5 years.

MGI PHARMA, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004

	HISTORICAL (1)			PRO FORMA
	MGI	ZYCOS	AESGEN	SUBTOTAL	ADJUSTMENTS		COMBINED
Revenues:
Sales	$127,600,556	$—	$—	$127,600,556	$—		$127,600,556
Licensing	2,753,343	—	1,556,330	4,309,673	(540,000	)(2)	3,769,673
Other	—	57,581	—	57,581	—		57,581

	130,353,899	57,581	1,556,330	131,967,810	(540,000)		131,427,810

Costs and expenses:
Cost of sales	39,970,480	—	—	39,970,480	—		39,970,480
Selling, general and administrative	54,378,683	924,876	1,900,934	57,204,493	(1,091,601	)(3)(4)	56,112,892
Research and development	35,759,351	2,244,603	4,978,924	42,982,878	46,950	(4)	43,029,828

	130,108,514	3,169,479	6,879,858	140,157,851	(1,044,651)		139,113,200

Loss from operations	245,385	(3,111,898)	(5,323,528)	(8,190,041)	504,651		(7,685,390)
Interest income	3,950,935	14,645	7,613	3,973,193	(1,151,040	)(6)	2,822,153
Interest expense	(4,233,338)	—	—	(4,233,338)	—		(4,233,338)

Loss before income taxes	(37,018)	(3,097,253)	(5,315,915)	(8,450,186)	(646,389)		(9,096,575)
Income tax benefit (provision)	(460,000)	—	—	(460,000)	144,000	(7)	(316,000)

Net loss	$(497,018)	$(3,097,253)	$(5,315,915)	$(8,910,186)	$(502,389)		$(9,412,575)

Net loss per common share:
Basic	$(0.01)			$(0.13)			$(0.13)
Diluted	$(0.01)			$(0.13)			$(0.13)

Weighted average number of common shares:
Basic	69,722,866			69,722,866			69,722,866
Diluted	69,722,866			69,722,866			69,722,866

See accompanying notes to unaudited pro forma condensed combined statement of operations.

MGI PHARMA, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2003

	HISTORICAL (1)			PRO FORMA
	MGI	ZYCOS	AESGEN	SUBTOTAL	ADJUSTMENTS		COMBINED
Revenues:
Sales	$39,857,620	$—	$—	$39,857,620	$—		$39,857,620
Licensing	9,527,433	—	6,673,809	16,201,242	(720,000	)(2)	15,481,242
Other	—	347,850	—	347,850	—		347,850

	49,385,053	347,850	6,673,809	56,406,712	(720,000)		55,686,712

Costs and expenses:
Cost of sales	8,164,425	—	—	8,164,425	—		8,164,425
Selling, general and administrative	50,409,508	1,737,267	2,115,426	54,262,201	15,650	(4)	54,277,851
Research and development	50,120,596	4,811,456	7,408,007	62,340,059	62,600	(4)	62,402,659
Acquired in-process research and development	—	—	—	—	83,094,066	(5)	83,094,066

	108,694,529	6,548,723	9,523,433	124,766,685	83,172,316		207,939,001

Loss from operations	(59,309,476)	(6,200,873)	(2,849,624)	(68,359,973)	(83,892,316)		(152,252,289)
Interest income	1,553,483	60,356	35,823	1,649,662	(1,229,520	)(6)	420,142
Interest expense	(997,563)	(68,623)	(33,917)	(1,100,103)	—		(1,100,103)
Gain on sale of equipment	—	95,600	—	95,600	—		95,600
Impairment of investment	(3,153,948)	—	—	(3,153,948)	—		(3,153,948)

Loss before income taxes	(61,907,504)	(6,113,540)	(2,847,718)	(70,868,762)	(85,121,836)		(155,990,598)
Income tax benefit (provision)	—	—	215,114	215,114			215,114

Net loss	$(61,907,504)	$(6,113,540)	$(2,632,604)	$(70,653,648)	$(85,121,836)		(155,775,484)

Net loss per common share:
Basic	$(1.11)			$(1.27)			$(2.80)
Diluted	$(1.11)			$(1.27)			$(2.80)

Weighted average number of common shares:
Basic	55,555,720			55,555,720			55,555,720
Diluted	55,555,720			55,555,720			55,555,720

See accompanying notes to unaudited pro forma condensed combined statement of operations.

MGI PHARMA, INC., AND SUBSIDIARIES

NOTES to UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2004 and the year ended December 31, 2003.

1.	Represents the historical operating results of the companies.
2.	Adjustment includes the amortization expense on acquired intangible product rights related to the acquisition of Aesgen.
3.	Adjustment excludes the transactions fees for acquisition paid by Aesgen.
4.	Adjustment includes the amortization expense on acquired work force from Zycos.
5.	Adjustment includes acquired in-process research and development in the year ended December 31, 2003 (the first period presented) and excludes the amount for the 9 months ended September 30, 2004.
6.	Adjustment for the reduction in interest income as a result of an approximately $87.2 million cash payment assuming annual interest rate of 1.41% for the year ended December 31, 2003 and 1.76% for the nine months ended September 30, 2004.
7.	Adjustment reflects utilization of net operating losses from Zycos and Aesgen for alternative minimum tax expense purposes.

(c) Exhibits.

2.1	Agreement and Plan of Merger by and among MGI PHARMA, INC., Zycos, Inc. Zycos Acquisition Corp. and the Stockholders Representatives dated as of August 25, 2004 (previously filed on this Form 8-K)

2.2	Agreement and Plan of Merger by and among MGI PHARMA, INC., Aesgen, Inc. MGIP Acquisition Corp. and the Equityholders’ Representative dated as of August 30, 2004 (previously filed on this Form 8-K)

23.1	Consent of Ernst & Young LLP

99.1	Audited consolidated financial statements of Zycos, Inc. for the year ended December 31, 2003 and unaudited consolidated financial statements of Zycos, Inc. for the six months ended June 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2004	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among MGI PHARMA, INC., Zycos, Inc. Zycos Acquisition Corp. and the Stockholders Representatives dated as of August 25, 2004 (previously filed on this Form 8-K)

2.2	Agreement and Plan of Merger by and among MGI PHARMA, INC., Aesgen, Inc. MGIP Acquisition Corp. and the Equityholders’ Representative dated as of August 30, 2004 (previously filed on this Form 8-K)

23.1	Consent of Ernst & Young LLP

99.1	Audited consolidated financial statements of Zycos, Inc. for the year ended December 31, 2003 and unaudited consolidated financial statements of Zycos, Inc. for the six months ended June 30, 2004.